CONSENT OF INDEPENDENT AUDITORS

The Equitable Life Assurance Society of the United States:

     We hereby consent to the use in Pre-Effective Amendment No. 1 to Registration Statement (No. 033-63113) on Form N-4 of our opinion dated February 16, 1993, relating to the financial statements of The Equitable Life Assurance Society of the United States for the year ended December 31, 1992 included in the Statement of Additional Information dated May 1, 1995 which is a part of such Registration Statement and to the reference to us under the caption "Miscellaneous - Experts" in the prospectus dated May 1, 1995 which is part of such Registration Statement.


/s/ Deloitte & Touche LLP

New York, New York
November 21, 1995